UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

November 13, 2012
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2723 South State Street, Ann Arbor, MI 48104
(Address of principal executive offices)

(517) 423-8373
(Registrant's telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

Members of the Company's executive management team will make presentations addressing the Company's financial results, operating strategies and opportunities to analysts and investors beginning on November 15, 2012. The materials that will accompany these presentations will be available beginning on November 15, 2012 and until November 25, 2012 in the "Investor Relations" section of the Company's website, www.ubat.com.

The information in Item 7.01 of this current Report (including the presentation materials on the Company's website) is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information that is disclosed solely by Regulation FD. Information in the presentation materials is current only as of the date of the presentation.

Item 8.01          Other Events

United Bank & Trust (the "Bank"), a wholly-owned subsidiary of United Bancorp, Inc. (the "Company") previously entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation ("FDIC") and the Michigan Office of Financial and Insurance Regulation ("OFIR") which documents an understanding among the Bank, FDIC and OFIR relating to, among other things, the declaration and payment of dividends by the Bank to the Company and the maintenance of specified capital levels. This Memorandum of Understanding was reported and described in the Company's Form 10-K Annual Report for its fiscal year ended December 31, 2011, the Company's Form 10-Q Quarterly Report for the quarterly period ended September 30, 2012, and other filings. This Form 8-K Current Report is being filed for the purpose of updating those descriptions.

On November 13, 2012, the Bank received a letter from FDIC and OFIR notifying the Bank that, as a result of an examination of the Bank as of June 30, 2012, FDIC and OFIR have terminated the Memorandum of Understanding with the Bank effective immediately.

The Board of Directors of the Bank continues to be committed to operation of the Bank in a safe and sound manner with a strong capital base. In connection with termination of the Memorandum of Understanding, the Board of Directors of the Bank has resolved that the Bank will maintain Tier 1 leverage ratio at a level equal to or exceeding 8.5% and that the Bank will not declare or pay any dividend to the Company unless the Board of Directors first determines that the Bank has produced stable earnings. The Bank's Tier 1 leverage ratio was 9.63% at September 30, 2012.

Forward-Looking Statements

This Form 8-K and the presentation materials contain forward-looking statements that are based on the Company's beliefs and intentions. These statements including, among other things, statements relating to future plans and operations of the Bank, maintenance of capital at specified levels and payment of dividends by the Bank to the Company. The Bank's ability to maintain capital at specified levels and pay dividends without regulatory objection is not assured. Risk factors include but are not limited to the risk factors described in "Item 1A - Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2011. These and other factors are representative of the risk factors that may emerge and could cause the difference between an ultimate actual outcome and a preceding forward-looking statement. The Company undertakes no obligation to update, clarify or revise forward-looking statements to reflect developments that occur or information obtained after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: November 14, 2012	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer